UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 3, 2026

GYRODYNE, LLC

(Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD
SUITE 24
ST. JAMES, New York 11780

(Address of principal executive
offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,
including area code

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Limited Liability Company Interests	GYRO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2026, Gyrodyne, LLC, a New York limited liability company (the “Company” “we” and “us”), and Peter Pitsiokos, our Chief Operating Officer, executed a Separation Agreement dated August 3, 2026 (the “Separation Agreement”) with respect to the termination of Mr. Pitsiokos’ employment with the Company effective October 2, 2026 (the “Termination Date”).

Pursuant to the Separation Agreement, we agreed to pay Mr. Pitsiokos his base salary through the Termination Date, as well as a six-months’ severance payment of $100,000, as required by the terms of Mr. Pitsiokos’ employment agreement for terminations without cause. Also under the Separation Agreement, Mr. Pitsiokos agreed to certain standard confidentiality and non-disparagement obligations and to deliver a general release to the Company (the “Release”) following the Termination Date. The $100,000 severance amount will be paid in a single lump sum within three business days following the later of the effective date of the Separation Agreement and the effective date of the Release.

Following the Termination Date, the Company will have one full-time employee remaining to oversee the Company's efforts to seek entitlements, market and sell its remaining properties, and wind up its affairs through the completion of the liquidation. The Company expects the termination of Mr. Pitsiokos' employment will result in approximately $620,000 of savings over the remaining liquidation timeline, which the Company currently expects to be completed by the end of 2028.

The description of the Separation Agreement above is not complete and is qualified in its entirety by the full text of the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 5.02 in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1*	Separation Agreement dated August 3, 2026, by and between Gyrodyne, LLC and Peter Pitsiokos.
104	Cover page Interactive Data File (formatted as Inline XBRL document)

* Filed herewith.

Forward-Looking Statement Safe Harbor

The statements made in this Current Report on Form 8-K and other materials the Company has filed or may file with the SEC, in each case that are not historical facts, contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, and other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives and liquidation contingencies. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks and uncertainties generally relating to our efforts to enhance the values of our remaining properties and seek the orderly, strategic sale of such properties as soon as reasonably practicable, the Company’s efforts to secure additional capital to properly fund operations through the end of 2028 absent sufficient working capital raised through the combination of property sales or the modification of its existing credit facilities and or new credit facilities, risks associated with the Article 78 Proceeding against the Company and any other litigation that may develop in connection with our efforts to enhance the value of and sell our properties, risks relating to our national marketing campaign led by JLL for the sale of our Flowerfield and Cortlandt Manor properties, risks associated with our purchase and sale agreement with B2K (and future purchase and sale agreements for our remaining properties that may be contingent on years-long regulatory contingencies) in light of our financial condition, risks relating to the recent termination of employment of our Chief Operating Officer and the Company's resulting reliance on a single full-time employee to complete the entitlement, marketing, sale and liquidation process, community activism risk, proxy contests and other actions of activist shareholders, regulatory enforcement risk, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, the potential residual effects of the COVID-19 pandemic, lingering risks relating to the 2023 banking crisis and closure of two major banks (including one with whom we indirectly had a mortgage loan which the FDIC transferred in December 2023 to a new holder following the banks closure), ongoing inflation risk, ongoing interest rate uncertainty, recession uncertainty and supply chain constraints or disruptions and other risks detailed from time to time in the Company’s SEC reports. These and other matters the Company discusses in this Current Report on Form 8-K may cause actual results to differ from those the Company describes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE, LLC

By:	/s/ Gary Fitlin
Gary Fitlin
President, Chief Executive Officer, Chief Financial Officer and Treasurer
Date:  August 7, 2026